Exhibit 99

                               Press Release

                                   Dated

                              March 15, 2000
























                                PRESS RELEASE



Today's date: March 15, 2000            Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



               JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                              OF CASH DIVIDEND
                           (NASDAQ SYMBOL - JXVL)

    Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 14, 2000, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 14, 2000, to stockholders of record at close of business on March 31, 2000.

    Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

    As of December 31, 1999, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $292.4 million, liabilities and deferred income of $258.7 million and stockholder's equity of $33.7 million.